CAPITAL SOUTHWEST CORPORATION
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JULY 15, 1996

     The undersigned (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Southwest Corporation, a Texas corporation, (the "Corporation") to be held on Monday, July 15, 1996, at 10:00 a.m., Dallas time, in the Meeting Room (1st floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, and the Proxy Statement in connection therewith; and (2) appoints Graeme W. Henderson, William R. Thomas and John H. Wilson, and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted:

1.  Election of Directors
     [ ] FOR all nominees listed below (except as marked to the contrary below).
     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

     Graeme W. Henderson, Gary L. Martin, James M. Nolan, William R. Thomas and John H. Wilson

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------
2. Proposal to approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Corporation.
     [ ]FOR                         [ ]AGAINST                    [ ]ABSTAIN
3. Proposal to amend the fundamental investment policies of the Corporation and those of its subsidiary.

     [ ]FOR                         [ ]AGAINST                    [ ]ABSTAIN
4. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.

                          IMPORTANT: SIGN ON OTHER SIDE

                            CONTINUED FROM OTHER SIDE
     This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named on the reverse side hereof and for each of the proposals referred to under (2) and (3) above.
     If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                                  Date:     ________________________, 1996

                                  ----------------------------------------
                                            Signature of Shareholder
                                  ----------------------------------------
                                            Signature of Shareholder
                                  ----------------------------------------
                                              Title, if applicable

                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. EACH JOINT TENANT SHOULD SIGN. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                                                    June 3, 1996



To the Shareholders of Capital Southwest Corporation:

     The Annual Meeting of Shareholders of our Corporation will be held on Monday, July 15, 1996, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room (First Floor), 12900 Preston Road, Dallas, Texas.

     A Notice of the meeting, a Proxy and a Proxy Statement containing information about matters to be acted upon are enclosed. In addition, the Capital Southwest Corporation Annual Report for the fiscal year ended March 31, 1996 is enclosed and provides information regarding the financial results of the Corporation during the past year. Holders of Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held. If you attend the Annual Meeting in Dallas, you retain the right to vote in person even though you previously mailed the enclosed Proxy.

     It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to carefully review the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience. I look forward to meeting you and, together with our Directors and officers, reporting our activities and discussing the Corporation's business and its prospects. I hope you will be present.

                                                      Very truly yours,



                                                      William R. Thomas
                                                      Chairman of the Board
                                                      and President

                                                                Preliminary Copy


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 1996

To the Shareholders of Capital Southwest Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Capital Southwest Corporation, a Texas corporation (the "Corporation"), will be held on Monday, July 15, 1996, at 10:00 a.m., Dallas time, in the Meeting Room (First Floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

     1. To elect five directors to serve until the next Annual Meeting of shareholders or until their respective successors shall be elected and qualified;

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors;

     3.   To  consider  and  vote  upon a  proposal  to  amend  the  fundamental investment policies of the Corporation and its wholly-owned subsidiary, Capital Southwest Venture Corporation, subject to compliance with the terms of a pending exemptive order for which an application has been submitted to the Securities and Exchange Commission ("SEC"), as set forth in their respective filings with the SEC under the Investment Company Act of 1940, as amended; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only holders of Common Stock of the Corporation of record at the close of business on May 31, 1996 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. By Order of the Board of Directors TIM SMITH Secretary Dallas, Texas June 3, 1996

     Your officers and directors desire that all shareholders be present or represented at the Annual Meeting, and unless you can attend in person, please date, sign and return the enclosed proxy in the enclosed postage-prepaid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by each registered holder exactly as the stock is registered.

                                                                Preliminary Copy

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders to be held on July 15, 1996 or any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about June 3, 1996.

                             PURPOSES OF THE MEETING

     The Annual  Meeting of the  Shareholders  is to be held for the purposes of
(1) electing five persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders, or until their respective successors shall be elected and qualified (see ELECTION OF DIRECTORS); (2) approving the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors (see APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS); (3) voting upon the proposal to amend the fundamental investment policies of the Corporation and CSVC (see AMENDMENT OF FUNDAMENTAL INVESTMENT POLICIES); and (4) transacting such other business as may properly come before the meeting or any adjournment thereof.

     To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting. In order to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation for the year ending March 31, 1997, the ratification proposal must receive the favorable vote of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting.

     The affirmative vote of the holders of a majority of the Corporation's outstanding voting securities (Common Stock) is required to approve the amendment of the fundamental investment policies of the Corporation and its wholly-owned subsidiary, Capital Southwest Venture Corporation ("CSVC"). As defined in the Investment Company Act of 1940, as amended (the "1940 Act"), the term "majority of the [Corporation's] outstanding voting securities" means the vote of (i) 67% or more of the [Corporation's] Common Stock present at the meeting, if the holders of more than 50% of the outstanding Common Stock are present or represented by proxy, or (ii) more than 50% of the [Corporation's] outstanding Common Stock, whichever is less.

     The Board of Directors unanimously recommends that the shareholders vote FOR the election as directors of the persons named under ELECTION OF DIRECTORS, FOR the approval of the appointment of KPMG Peat Marwick LLP as independent auditors, and FOR the proposal to amend the fundamental investment policies of the Corporation and CSVC.

                              VOTING AT THE MEETING

     The record date for holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders is the close of business on May 31, 1996, at which time the Corporation had outstanding and entitled to vote at the meeting 3,767,051 shares of Common Stock.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of Common Stock held in his name at the close of business on the record date.

     Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons named under ELECTION OF DIRECTORS, FOR the approval of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors, and FOR the proposal to amend the fundamental investment policies of the Corporation and CSVC. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specification. As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Corporation as of May 1, 1996 by (1) each person, so far as is known to the management of the Corporation, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of more than 5% of the outstanding Common Stock, (2) each executive officer listed in the Summary Compensation Table, and
(3) all directors and executive officers of the Corporation as a group.


          Name and Address                               Shares Owned              Percent
         of Beneficial Owner                             Beneficially              of Class
         -------------------                             ------------              --------
         William R. Thomas
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230.........................   1,177,955<F1><F2><F3>        31.2%

         J. Bruce Duty
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230.........................     646,867<F1><F2>            17.2

         David M. Smith
         2830 Produce Row
         Houston, Texas  77021.......................     247,226<F1>                 6.6

         U.S. Trust Corporation
         114 West 47th Street
         New York, New York 10036....................     219,350<F4>                 5.8

         Gary L. Martin
         930 Whitmore Dr.
         Rockwall, Texas 75087.......................     200,736<F1><F2>             5.3

         Harris Associates L.P.
         Two North LaSalle Street
         Chicago, IL  60602..........................     193,416<F5>                 5.1

         Tim Smith...................................     101,144<F1><F2>             2.7

         Patrick F. Hamner...........................      29,104<F2>                 0.8

         All directors and executive officers
         as a group (9 persons)......................   1,374,189<F6>                36.1

<F1> Messrs.  Duty and Thomas  constitute  a majority of the trustees of certain trusts pursuant to employee stock ownership plans for employees of the Corporation and its wholly-owned subsidiaries owning 515,047 shares, with the power as trustees to vote such shares. Messrs. Duty and Thomas also participate in the power to direct the trustees in the voting of 88,144 shares owned by trusts pursuant to a pension plan for employees of the Corporation and certain wholly-owned subsidiaries of the Corporation. Accordingly, Messrs. Duty and Thomas have shared voting and investment power with respect to the 603,191 shares, representing 16.0% of the outstanding Common Stock of the Corporation, owned by the aforementioned trusts. Under the rules and regulations of the Securities and Exchange Commission, Messrs. Duty and Thomas are both deemed to be the beneficial owners of such 603,191 shares which are included in the shares beneficially owned by Messrs. Duty and Thomas.

     Mr. Martin serves as trustee, with Messrs. Duty and Thomas, of one of the aforementioned trusts owning 104,082 shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. Martin is deemed to be the beneficial owner of such 104,082 shares which are included in the shares beneficially owned by Mr. Martin.

                                       3

     Mr. D. Smith, President of The RectorSeal Corporation, a wholly-owned subsidiary of the Corporation, serves as trustee, with Messrs. Duty and Thomas, of one of the aforementioned trusts owning 240,501 shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. D. Smith is deemed to be the beneficial owner of such 240,501 shares which are included in the shares beneficially owned by Mr. D. Smith.

     Of the shares owned by trusts pursuant to the aforementioned employee stock ownership plans, 15,316, 3,286 and 16,924 were allocated to Messrs. Duty, Martin and D. Smith, respectively, all of which were vested.

     Mr. T. Smith, with Messrs. Duty and Thomas, participates in the power to direct the trustees in the voting of 88,144 shares owned by trusts pursuant to a pension plan for employees of the Corporation and certain wholly-owned subsidiaries of the Corporation. Under the rules and regulations of the Securities and Exchange Commission, Mr. T. Smith is deemed to be the beneficial owner of such 88,144 shares which are included in the shares beneficially owned by Mr. T. Smith.

<F2> Includes  8,400,   5,600,   4,385,  3,000  and  10,040  shares  subject  to
     immediately exercisable stock options held by Messrs. Thomas, Duty, Martin,
     T. Smith and Hamner, respectively.

<F3> Mr.  Thomas has sole voting and  investment  power with  respect to 290,000 shares, and shared voting and investment power with respect to 276,364 shares which include 69,839 shares owned by his children, as to which he disclaims beneficial ownership, and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 65.7% limited partnership interest. Mr. Thomas holds a majority membership interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

<F4> As reported to the Corporation by U.S. Trust Corporation,  that corporation has shared dispositive power and shared voting power with respect to 219,350 shares via either a trust/fiduciary capacity and/or a portfolio management/agency relationship with the persons who own the shares.

<F5> As reported to the Corporation by Harris  Associates L.P., that partnership has sole dispositive power with respect to 105,316 shares, shared dispositive power with respect to 88,100 shares and shared voting power with respect to 193,416 shares by reasons of advisory and other relationships with the persons who own the shares.

<F6> Includes (i) the shares owned by the trusts and partnership  referred to in
     Notes (1) and (3), respectively, to the above table, (ii) 37,025 shares subject to immediately exercisable stock options (including those referred to in Note (2) to the above table), (iii) 1,500 shares held in a retirement trust for the benefit of a director of the Corporation and (iv) 69,839 shares owned by immediate family members of Mr. Thomas (as to which shares he disclaims beneficial ownership). If the 52,975 shares subject to stock options became exercisable pursuant to terms of the stock option plan related to a "change in control" of the Corporation (see COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - Incentive Stock Option Plan), all executive officers and directors as a group would, upon exercise of such options, beneficially own 37.4% of the outstanding Common Stock of the Corporation.

                              ELECTION OF DIRECTORS

     Five directors are proposed to be elected at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. The persons named in the accompanying form of proxy intend to vote such proxy for the election of the nominees named below as directors of the Corporation to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified, unless otherwise properly indicated on such proxy. If any nominee shall become unavailable for any reason, the persons named in the accompanying form of proxy are expected to consult with the Board of Directors of the Corporation in voting the shares represented by them at the Annual Meeting. The Board of Directors has no reason to doubt the availability of any of the nominees and no reason to believe that any of the nominees will be unable or unwilling to serve the entire term for which election is sought.

     The names of the nominees, along with certain information concerning them, are set forth below.

GRAEME W. HENDERSON

     Mr. Henderson, age 62, has been a director of the Corporation since 1976 and previously served as a director of the Corporation from 1962 to 1964. Mr. Henderson has been self-employed as a private investor and consultant for more than six years. Mr. Henderson also serves as a director of Starwood Lodging Corporation.

GARY L. MARTIN

     Mr. Martin, age 49, has been a director of the Corporation since July 1988 and has served as Vice President of the Corporation since July 1984. He previously served as Vice President of the Corporation from 1978 to 1980. Since 1980, Mr. Martin has served as President of The Whitmore Manufacturing Company, a wholly-owned subsidiary of the Corporation.

JAMES M. NOLAN

     Mr. Nolan, age 62, has been a director of the Corporation since July 1980. He has been self-employed as a private investor and consultant to the telecommunications industry since 1978. Mr. Nolan also serves as a director of DSC Communications Corporation.

WILLIAM R. THOMAS

     Mr. Thomas, age 67, has served as Chairman of the Board of Directors of the Corporation since July 1982 and President of the Corporation since 1980. In addition, he has been a director of the Corporation since 1972 and was previously Senior Vice President of the Corporation from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group Inc., Encore Wire Corporation and Palm Harbor Homes, Inc.

JOHN H. WILSON

     Mr. Wilson, age 53, has been a director of the Corporation since July 1988. He has been President of U. S. Equity Corporation, a venture capital investment firm, since April 1983. Mr. Wilson also serves as a director of Whitehall Corporation, Norwood Promotional Products, Inc., Encore Wire Corporation and Palm Harbor Homes, Inc.

     The following table sets forth the name of each nominee for election to the Board of Directors of the Corporation and the amount and percentage of Common Stock of the Corporation beneficially owned (as that term is defined in the rules and regulations of the Securities and Exchange Commission) by each nominee as of May 1, 1996.

                                              Shares Owned         Percent
               Name of Nominee               Beneficially<F1>      of Class
               ---------------               ---------------       --------
Graeme W. Henderson..........................      4,700<F2>            *
Gary L. Martin<F5>...........................    200,736<F3>          5.3%
James M. Nolan...............................      2,500                *
William R. Thomas<F5>........................  1,177,955<F4>         31.2%
John H. Wilson...............................      1,000                *

*  Less than 1%.

<F1>  Unless otherwise  indicated  below,  each of the persons named in the above table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

<F2> Includes  1,500  shares held by a  retirement  trust for the benefit of Mr.
     Henderson.

<F3> Includes an  aggregate  of 104,082  shares  owned on May 1, 1996 by a trust pursuant to an employee stock ownership plan for employees of The Whitmore Manufacturing Company, a wholly-owned subsidiary of the Corporation. Mr. Martin is deemed the beneficial owner of the 104,082 shares, and has shared voting and investment power with respect to such shares. See Note (1) of the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS for additional information about such trust and beneficial ownership.

     Also includes 4,385 shares subject to immediately exercisable stock options held by Mr. Martin.

<F4> Includes an  aggregate  of 603,191  shares  owned on May 1, 1996 by certain trusts pursuant to benefit plans for employees of the Corporation and its wholly-owned subsidiaries. Mr. Thomas is deemed the beneficial owner of the 603,191 shares, and has shared voting and investment power with respect to such shares. See Note (1) of the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS for additional information about such trust and beneficial ownership.

     Mr.  Thomas has sole voting and  investment  power with  respect to 290,000 shares, and shared voting and investment power with respect to 276,364 shares which include 69,839 shares owned by his children, to which he disclaims beneficial ownership, and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 65.7% limited partnership interest. Mr. Thomas holds a majority membership interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

<F5> Messrs.  Martin and Thomas are "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

                                       7

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Corporation and persons who beneficially own more than ten percent of the Corporation's common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended March 31, 1996.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has established an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the independent auditors for audit and non-audit services; evaluates the independence of the auditors; and reviews with the independent auditors the fee, scope and timing of audit and non-audit services. The Compensation Committee periodically reviews the compensation, employee benefit plans and other fringe benefits paid to or provided for officers and directors of the Corporation and approves the annual salaries and bonuses of officers of the Corporation.

     Messrs. Graeme W. Henderson, James M. Nolan and John H. Wilson are presently members of both the Audit and Compensation Committees. During the fiscal year of the Corporation ended March 31, 1996, nine meetings (including five telephone meetings) of the Board of Directors were held. In addition, two meetings of the Compensation Committee and two meetings of the Audit Committee were held. Each of the directors attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he served, except Mr. Nolan, who attended 54 percent of such meetings.

                                       8

                                PERFORMANCE GRAPH

     The following graph compares the Corporation's cumulative total stockholder return during the last five years (based on the market price of the common stock and assuming reinvestment of all dividends and tax credits on retained long-term capital gains) with the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and with the Total Return Index for Nasdaq Financial Stocks, both of which indices have been prepared by the Center for Research in Security Prices at the University of Chicago.



   [The following table replaces performance data normally displayed in graph format]



                   Nasdaq Total           Nasdaq Financial    Capital Southwest
                  Returns (U.S.)              Stocks             Corporation
                  --------------              ------             -----------

1991                     100                      100                  100

1992                 127.466                  139.067              129.583

1993                 146.532                  197.893              202.958

1994                 158.144                  206.108              215.392

1995                 175.921                  230.875              218.221

1996                 238.875                  317.980              369.773



                                       9

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors
- -------------------------

     In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not an employee of the Corporation receives an annual fee of $12,000 for service as a director and $6,000 for service as chairman of a committee of the Board of Directors. In addition, a director who is not an employee of the Corporation receives $1,000 for each directors' meeting (excluding telephone meetings) and $500 for each committee meeting attended, subject to a maximum of $6,000 per year in aggregate meeting fees. Directors' meetings are normally held on a quarterly basis.

Report of the Compensation Committee
- ------------------------------------

The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies. In accordance with rules promulgated by the Securities and Exchange Commission, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Corporation with the SEC that do not specifically incorporate this report by reference.

The goals of the Corporation's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the success of the Corporation's venture capital investment activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the Committee's perception of each executive's contribution to both the past performance and the long-term growth potential of the Corporation. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the Incentive Stock Option Plan and contributions pursuant to the Employee Stock Ownership Plan.

Base salaries were determined by the Committee in July 1995 for each of the executive officers on an individual basis, taking into consideration individual contributions to the Corporation's performance, length of tenure with the Corporation, surveys of compensation levels for comparable positions and internal equities among positions. In addition to base salaries, executive officers received bonus payments in March 1996, the amounts of which were determined by the Committee on a discretionary basis, taking into consideration individual performance and the Corporation's overall performance, with particular emphasis on the achievement of long-term investment objectives.

                                       10

Under the terms of the Corporation's 1984 Incentive Stock Option Plan, which expired in 1994, the Committee from time to time granted stock options to executive officers to reinforce the alignment of their long-term interests with those of the shareholders. Stock options were granted at exercise prices not less than the fair market value of the stock on the date of grant and thus have no value unless the value of the Corporation's stock appreciates. During the ten years of the 1984 Incentive Stock Option Plan, the Committee granted options on a total of 294,000 shares, of which 204,000 were exercised and 90,000 are currently unexercised. The Committee granted no incentive stock options during the fiscal year of the Corporation ended March 31, 1996. An important additional equity incentive is provided by the Corporation's Employee Stock Ownership Plan, to which the Corporation contributed 12% of each participating employee's covered compensation for the fiscal year ended March 31, 1996.

The Committee established the base salary of the Corporation's chief executive officer, William R. Thomas, in July 1995 and his discretionary bonus in March 1996. Compensation levels for Mr. Thomas were determined on the basis of the factors cited in the preceding paragraph, all of which are applicable to him as well as other executive officers. Other relevant factors considered by the Committee were the Corporation's performance compared with similar investment companies and Mr. Thomas' role in defining and accomplishing the Corporation's long-term investment objectives and administering its investment management activities.

                                                       Compensation Committee
                                                       James M. Nolan, Chairman
                                                       Graeme W. Henderson
                                                       John H. Wilson

Summary Compensation Table
- --------------------------

     The following table sets forth summary information regarding the compensation earned by or paid to William R. Thomas, Chairman of the Board and President; J. Bruce Duty, Senior Vice President; Gary L. Martin, Vice President; Patrick F. Hamner, Vice President; and Tim Smith, Vice President and Secretary-Treasurer, officers of the Corporation whose total compensation earned during the fiscal year ended March 31, 1996 exceeded $100,000.

                                       11


                                                 Annual Compensation
                                                 -------------------
                                                                   Other
    Name and                  Fiscal                               Annual                All Other
Principal Position             Year       Salary        Bonus   Compensation<F1>      Compensation<F2>
- ------------------             ----       ------        -----   ----------------      ----------------
William R. Thomas               1996     $250,000     $150,417      $18,000            $     -
     Chairman of the            1995      250,000       30,417       15,000                  -
     Board and President        1994      246,000       80,417       18,867                  -

J. Bruce Duty                   1996     $142,375      $71,000      $     -            $18,000
     Senior Vice President      1995      135,625       25,729        9,885              5,115
                                1994      127,400       35,417        8,141              4,885

Gary L. Martin                  1996      147,000       26,423            -                  -
     Vice President             1995      143,000       27,701            -              5,115
                                1994      140,000       31,796            -              5,087

Patrick F. Hamner               1996       90,250       43,833            -            $16,090
     Vice President             1995       83,750       33,542        7,730              4,000
                                1994       78,720       18,333        4,853              2,912

Tim Smith                       1996       84,500       38,583            -             14,770
     Vice President and         1995       78,750       28,333        7,057              3,652
     Secretary-Treasurer        1994       73,410       18,125        4,577              2,746

<F1> Amounts  paid to the  executive  officer in lieu of a  contribution  to his
     account  in  an  employee  stock   ownership  plan  for  employees  of  the
     Corporation and one of its wholly-owned subsidiaries (the "ESOP").

<F2> Amounts contributed to the ESOP accounts of each executive officer.

     The aggregate amount of perquisites and other personal benefits provided to Messrs. Thomas, Duty, Martin, Hamner and Smith was less than 10% of the total of annual salary and bonus of such officers.

Option Exercises and Fiscal Year End Values
- -------------------------------------------

     The  following  table   discloses,   for  the  named  executive   officers,
information regarding stock options exercised during, or held at the end of, fiscal 1996.


                                                        Number of Securities             Value of Unexercised
                          Shares                       Underlying Unexercised            In-the-Money Options
                        Acquired on     Value            Options at 3/31/96                  at 3/31/96<F2>
Name                    Exercise(#)   Realized<F1>  Exercisable(#) Unexercisable(#)   Exercisable  Unexercisable
- ----                    -----------   ------------  -------------- ----------------   -----------  -------------
William R. Thomas              -      $      -          8,400          5,600            $174,825     $116,550

J. Bruce Duty             10,000       220,000          5,600          8,400             136,500      204,750

Gary L. Martin             2,000       $39,500          4,385          9,615            $106,884     $234,366

Patrick F. Hamner         10,000       311,250         10,040          9,960             318,975      242,775

Tim Smith                 10,000       182,500          3,000         11,000              73,125      268,125

<F1> Value  realized  is  calculated  as the  fair  market  value on the date of exercise net of the option exercise price, but before any tax liabilities or transaction costs.

<F2> Value of  unexercised  options is calculated as the closing market price on
     March 31, 1996 ($60.00) net of the option exercise prices, but before any tax liabilities or transaction costs.

Incentive Stock Option Plan
- ---------------------------

     The Corporation's 1984 Incentive Stock Option Plan (the "Stock Option Plan"), which expired on April 16, 1994, provided for the grant of options, intended to qualify as incentive stock options. All regular salaried employees of the Corporation or officers of the Corporation who were regular salaried employees of the Corporation or one of its subsidiaries were eligible to receive options. No options were granted during the fiscal year ended March 31, 1996.

     The Stock Option Plan was administered by the Corporation's Board of Directors, which approved the officers or employees to whom options were granted, the number of options granted to each officer or employee, the dates of grant, the terms and provisions of the respective option agreements (which need not be identical) and certain other terms and conditions governing the options. The exercise price was not less than the fair market value of the Common Stock on the date the option was granted, and the term of any option did not exceed ten years. The Stock Option Plan provided that outstanding options become immediately exercisable if (i) a person who has not owned 5% or more of the Common Stock for five years acquires 25% or more of the outstanding Common Stock, (ii) there is a change of a majority of the directors of the Corporation if such new directors have not been approved by the incumbent directors, or
(iii) a duly called meeting of shareholders is held for the purpose of either electing an opposing majority of the Board of Directors or voting upon a merger, liquidation or sale of all the assets of the Corporation. The potential cost of the benefits afforded option holders could discourage attempts to acquire the Corporation.

Retirement Plans
- ----------------

     The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (the "Retirement Plan") maintained by the Corporation and certain of its wholly-owned subsidiaries as such amounts cannot readily be separately or individually calculated. Messrs. Duty, Hamner, Martin, Smith and Thomas participate in the Retirement Plan. An eligible employee or his survivor will be entitled under the Retirement Plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the Retirement Plan ("Covered Compensation").

     The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the Retirement Plan as a straight life annuity, after deduction of certain projected Social Security benefits, upon retirement to participants of specified Covered Compensation and years of credited service who are fully vested (five years of service). Messrs. Duty, Hamner, Martin, Smith and Thomas had 16, 14, 23, 6 and 34 years, respectively, of credited service under the plan as of May 1, 1996. All calculations assume retirement at age 65 (normal retirement age) and are based on the Social Security law in effect on January 1, 1996.

Total Covered                            Estimated Annual Benefits
Compensation                                Based on Service of:

                      15 Years    20 Years    25 Years     30 Years    35 Years
                      ---------------------------------------------------------
$125,000..............$ 34,811    $ 46,415    $ 58,019     $ 69,623    $ 81,226
 150,000..............  42,311      56,415      70,519       84,623      98,726
 175,000..............  49,811      66,415      83,019       99,623     116,226
 200,000..............  57,311      76,415      95,519      114,623     133,726
 225,000..............  64,811      86,415     108,019      129,623     151,226
 250,000..............  72,311      96,415     120,519      144,623     168,726
 300,000..............  87,311     116,415     145,519      174,623     203,726
 350,000.............. 102,311     136,415     170,519      204,623     238,726
 400,000.............. 117,311     156,415     195,519      234,623     273,726

     Certain of the amounts shown in the above table are subject to reduction because of the annual pension limitations imposed under applicable federal regulations; however, the extent of any reduction will vary in individual cases according to circumstances existing at the time pension payments commence.

     Mr. Thomas will be entitled to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of the Corporation's Retirement Plan which was modified for credited service subsequent to April 1972. Assuming Mr. Thomas had retired on March 31, 1996, the annual retirement benefit payable to Mr. Thomas under the Retirement Plan and the Retirement Restoration Plan described below would have been $304,854.

     Certain federal regulations limit the amount of annual benefits payable to any participant under a tax-qualified retirement plan such as the Retirement Plan. Consequently, the Corporation and certain of its wholly-owned subsidiaries have adopted an unfunded benefit equalization plan (the "Retirement Restoration Plan") to compensate employees of the Corporation and chief executive officers of certain of the Corporation's wholly-owned subsidiaries for the loss of retirement benefits resulting from such limitations. This Retirement Restoration Plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the Retirement Plan pursuant to federal limitations and the amount which would otherwise have been payable.

Stock Ownership Plan
- --------------------

     The Corporation participates in an employee stock ownership plan for employees of the Corporation and one of its wholly-owned subsidiaries in which Messrs. Duty, Hamner and T. Smith participate. The Whitmore Manufacturing Company maintains an employee stock ownership plan for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code of 1986. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of Common Stock of the Corporation. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See Note (1) to the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending March 31, 1997, subject to approval by the shareholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

     In order to approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation for the year ending March 31, 1997, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the Annual Meeting.

                  AMENDMENT OF FUNDAMENTAL INVESTMENT POLICIES

Amendment of Fundamental Investment Policies of the Corporation
- ---------------------------------------------------------------

     The existing fundamental investment policies of the Corporation were approved by the shareholders in 1984 in conjunction with authorizing the Corporation to elect to become a business development company ("BDC"). The Corporation made this election in 1988.

     The Corporation has adopted a number of investment policies, which policies are filed with the Securities and Exchange Commission in accordance with the 1940 Act. Certain of such investment policies of the Corporation, the fundamental investment policies, may be amended only with the required approval of the shareholders of the Corporation; others, the non-fundamental investment policies, may be changed by the Board of Directors of the Corporation without such approval.

     To enlarge the Corporation's ability to obtain borrowed funds for its investment activities and other purposes, the management of the Corporation proposes that the fundamental investment policies of the Corporation be amended to enable the Corporation:

     1) To borrow money from banks, insurance companies, other institutional lenders and/or other sources of capital, on a secured or unsecured basis. (The existing policy does not encompass other sources of capital or permit borrowing on a secured basis).

     2) To reduce its required asset coverage (defined in the 1940 Act as the ratio which the value of the total assets less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of such issuer) to 200% for the Corporation individually and for the Corporation and its wholly-owned subsidiary (CSVC) on a consolidated basis. (The existing policy requires 300% asset coverage).

     The proposed amendments outlined above affect only paragraph A.(2) of the Corporation's fundamental investment policies. This paragraph as it would be amended is set forth below with a line drawn through deletions (---deletions---) and a line drawn below additions (additions):
                                  ---------

     A.(2) The  Corporation  may borrow money from banks,  insurance  companies,
- ---and/or--- other institutional  investors and/or other sources of capital on a
                                            -------------------------------    -
secured or unsecured basis, and issue senior debt securities when and as, in the
- ----------
opinion of the Board of Directors, such action will serve the best interests of the Corporation. Such securities may be in series, with such interest rates and sinking or purchase funds and other terms and provisions, including conversion rights and conversion prices, as may be deemed advisable by the Board of Directors. Borrowings and issuance of senior debt securities by the Corporation will be subject to the limitations of the 1940 Act and rules and regulations
thereunder.   Borrowings  and  senior  debt   securities  of  the   Corporation,
individually,  and the  Corporation  and its  wholly-owned  subsidiary,  Capital
Southwest   Venture   Corporation   ("CSVC"   ---formerly   named  CSC   Capital
Corporation)--- on a consolidated basis, will be limited to amounts which will have an asset coverage of at least ---300%--- 200%.
                                              ----

Amendment to Investment Policies of CSVC
- ----------------------------------------

     As a registered investment company under the 1940 Act, CSVC has its own investment policies which contemplate the operation of CSVC as an SBIC subject to the Small Business Investment Act of 1958. Those policies of CSVC identified as fundamental investment policies may not be changed without the approval of the shareholders of the Corporation. The non-fundamental policies of CSVC may be changed by the Board of Directors without approval of the shareholders of the Corporation.

     To enhance CSVC's ability to obtain borrowed funds for its investment activities and other purposes, the management of the Corporation proposes that the fundamental investment policies of CSVC be amended as follows:

     1) To eliminate the existing limitation against the Corporation guaranteeing CSVC's borrowing. (The existing policy's limitation of such guarantees by the Corporation is deemed to be unnecessary and unduly restrictive).

     2) To eliminate the existing limitation that CSVC's borrowing be limited to four times the amount of its paid-in capital and surplus. (The existing policy's limitation is, in the opinion of management of the Corporation, an unnecessary restriction of CSVC's potential borrowing, which is governed by both the SBA and the 1940 Act).

     The proposed amendments outlined above affect only paragraph A.(2) of CSVC's fundamental investment policies. This paragraph as it would be amended is set forth below with a line drawn through deletions (---deletions---) and a line drawn below additions (additions):
                       ---------

     A.(2) CSVC may borrow from  Capital  Southwest  Corporation  ("CSC"),  from
                                                                            ----
other sources of capital,  and from the Small  Business  Administration  ("SBA")
- -------------------------
and/or institutional lenders whose loans are guaranteed by SBA, on whatever basis SBA may from time to time establish for lending or providing guarantees for indebtedness of small business investment companies ---provided that CSC will not guarantee any such borrowing---. However, CSVC may not borrow from any person other than CSC, if CSC has outstanding publicly distributed senior securities. ---In no event will CSVC borrowing in the aggregate exceed four times the amount of its paid in capital and surplus.---


     The introductory paragraph which preceded the fundamental investment policies of CSVC set forth in the 1984 Proxy Statement of the Corporation and non-fundamental investment policy B.(6) in the same 1984 Proxy Statement indicated that CSVC would elect to be a BDC as soon as it becomes possible to do so without loss of status as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code. Because of an ambiguity in Subchapter M, CSVC's classification as a BDC could adversely affect both its ability and the Corporation's ability to qualify to be taxed as a regulated investment company; therefore, CSVC will not elect to become a BDC in the forseeable future. However, in accordance with paragraph A.(9) of its fundamental investment policies, CSVC, upon any future election to be a BDC, will at all times operate within the limits and restrictions imposed upon a BDC by the 1940 Act and the rules and regulations thereunder, as amended from time to time.

Shareholder Vote Required
- -------------------------

     The affirmative vote of the holders of a majority of the Corporation's outstanding voting securities (Common Stock), as such term is defined in the 1940 Act (see definition on pages 1 and 2 of this Proxy Statement), is required to approve the proposed amendments to the fundamental investment policies of the Corporation and CSVC. The proposed amendment of the fundamental investment policies of the Corporation and CSVC will become effective upon shareholder approval, subject to compliance with the terms of a pending exemptive order for which an application has been submitted to the SEC.

     The proposed amendments to the fundamental investment policies of the Corporation and CSVC will be submitted for shareholder vote as a single proposal.

     The Board of Directors of the Corporation recommends that shareholders vote FOR the proposal for the Corporation and CSVC to amend their fundamental investment policies.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder proposal to be considered by the Corporation for inclusion in the proxy material for the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 3, 1997.

                       EXPENSES OF SOLICITATION OF PROXIES

     In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.

                                  ANNUAL REPORT

     The Annual Report to Shareholders covering the fiscal year ended March 31, 1996 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

     A copy of the fiscal 1996 Form 10-K report to the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to Tim Smith, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230. Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Corporation on May 31, 1996. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees.

     Please date, sign and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

                                              By Order of the Board of Directors
                                                          TIM SMITH
                                                          Secretary
Dallas, Texas
June 3, 1996